Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 4 TO RECEIVABLES PURCHASE AGREEMENT

THIS AMENDMENT NO. 4 TO RECEIVABLES PURCHASE AGREEMENT (this “Amendment”), dated as of November 7, 2013, is among VWR RECEIVABLES FUNDING, LLC, a Delaware limited liability company, as seller (the “Seller”), VWR INTERNATIONAL, LLC, a Delaware limited liability company (together with its successors and permitted assigns, “VWR”), as servicer (in such capacity, together with its successors and permitted assigns in such capacity, the “Servicer”), PNC BANK, NATIONAL ASSOCIATION (“PNC”), as administrator (in such capacity, together with its successors and assigns in such capacity, the “Administrator”), PNC, as issuer of Letters of Credit (in such capacity, together with its successors and assigns in such capacity, the “LC Bank”), PNC, as related committed purchaser (in such capacity, together with its successors and assigns in such capacity, the “Related Committed Purchaser”) and PNC as purchaser agent for the Market Street Purchaser Group (in such capacity, together with its successors and assigns in such capacity, the “Purchaser Agent”).

BACKGROUND

WHEREAS, the parties hereto entered into the Receivables Purchase Agreement as of November 4, 2011 (as amended, supplemented or otherwise modified through the date hereof, the “Receivables Purchase Agreement”);

WHEREAS, Market Street Funding LLC (“Market Street”) assigned all of its rights under, interests in, title to and obligations under the Receivables Purchase Agreement to PNC pursuant to an Assignment Agreement between Market Street and PNC on October 30, 2013 (the “Assignment Effective Date”); and

WHEREAS, the parties hereto wish to amend the Receivables Purchase Agreement pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings assigned to them in the Receivables Purchase Agreement.

SECTION 2. Amendments to Receivables Purchase Agreement. Effective as of the date hereof (unless otherwise noted below) and subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, the Receivables Purchase Agreement is hereby amended as follows:

(a) The following new Section 1.1(d) is hereby added to the Receivables Purchase Agreement immediately following existing Section 1.1(c):

“(d) Each of the parties hereto hereby acknowledges and agrees that from and after the Assignment Effective Date, the Purchaser Group that includes PNC, as a Purchaser Agent and as a Purchaser, shall not include a Conduit Purchaser, and each request by the Seller for ratable Purchases by the Conduit Purchasers pursuant to Section 1.1(a) shall be deemed to be a request that the Related Committed Purchasers in PNC’s Purchaser Group make their ratable share of such Purchases.”

(b) The signature block as well as the notice information thereunder for Market Street set forth on signature page S-5 of the Receivables Purchase Agreement are hereby deleted in their entirety.

(c) The definition of “Purchase Limit” set forth in Exhibit I to the Receivables Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“Purchase Limit” means $175,000,000, as such amount may be reduced pursuant to Section 1.1(c) or otherwise in connection with any Exiting Purchaser, or increased pursuant to Section 1.2(f). References to the unused portion of the Purchase Limit shall mean, at any time, the Purchase Limit minus the sum of the then outstanding Aggregate Capital plus the LC Participation Amount.

(d) The dollar amount referenced on PNC signature pages S-3 and S-4 of the Receivables Purchase Agreement is hereby deleted and replaced with the following dollar amount: $175,000,000.

(e) The definition of “Facility Termination Date” set forth in Exhibit I to the Receivables Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“Facility Termination Date” means the earliest to occur of: (a) November 4, 2016, (b) the date determined pursuant to Section 2.2 of this Agreement, (c) the date the Purchase Limit reduces to zero pursuant to Section 1.1(c) of this Agreement, (d) with respect to any Conduit Purchaser, the date that the commitments of all of the Liquidity Providers of such Conduit Purchaser terminate under the related Liquidity Agreement (it being understood and agreed that the date set forth in the related Liquidity Agreement as the scheduled “purchase termination date” (or other similar term) shall not be amended by the applicable Purchasers and the related Liquidity Providers to be a date earlier than November 4, 2016), and (e) with respect to any Purchaser Group, the date that the Commitment of all of the Related Committed Purchasers of such Purchaser Group terminate pursuant to Section 1.22.

(f) The following new defined term and definition thereof is hereby added to Exhibit I to the Receivables Purchase Agreement in appropriate alphabetical order:

“Assignment Effective Date” means October 30, 2013.

(g) The definition of “LIBOR Market Index Rate” set forth in Exhibit I to the Receivables Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“LIBOR Market Index Rate” means, for any day, the one-month Eurodollar rate for U.S. dollar deposits as reported on the Reuters Screen

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LIBOR01 Page or any other page that may replace such page from time to time for the purpose of displaying offered rates of leading banks for London interbank deposits in United States dollars, as of 11:00 a.m. (London time) on such date, or if such day is not a Business Day, then the immediately preceding Business Day (or if not so reported, then as determined by the applicable Purchaser Agent from another recognized source for interbank quotation), in each case, changing when and as such rate changes.

SECTION 3. Representations, Warranties and Enforceability. Each of the Seller and Servicer hereby represents and warrants to the Administrator, Purchaser Agent, LC Bank and Related Committed Purchaser, as of the date hereof, as follows:

(a) the representations and warranties of the Seller and Servicer contained in Exhibit III of the Receivables Purchase Agreement are true and correct in all material respects on and as of the date hereof as though made on and as of such date (except for representations and warranties which apply as to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);

(b) no event has occurred and is continuing, or would result from this Amendment, that constitutes a Termination Event or Unmatured Termination Event, as set forth in Exhibit V of the Receivables Purchase Agreement; and

(c) (i) the execution and delivery by it of this Amendment, and the performance of its obligations under this Amendment and the Receivables Purchase Agreement, as amended hereby, are within its organizational powers and have been duly authorized by all necessary action on its part and (ii) this Amendment and the Receivables Purchase Agreement, as amended hereby, are its valid and legally binding obligations, enforceable in accordance with their respective terms.

SECTION 4. Conditions Precedent. The effectiveness of this Amendment (the “Amendment No. 4 Effective Date”) is subject to the satisfaction of all of the following conditions precedent:

(a) The Administrator shall have received a fully executed counterpart of (i) this Amendment and (ii) the Amended and Restated Fee Letter (the “Fee Letter”) dated as of the date hereof among the Administrator, the Related Committed Purchaser, the Seller and the Servicer.

(b) The Administrator shall have received such documents and certificates as the Administrator shall have reasonably requested on or prior to the date hereof.

(c) The Administrator shall have received all fees and other amounts due and payable to it under the Receivables Purchase Agreement and in connection with this Amendment on or prior to the date hereof, including, to the extent invoiced, payment or reimbursement of all fees and expenses (including fees, charges and disbursements of counsel) required to be paid or reimbursed on or prior to the date hereof. To the extent such fees and other amounts have not yet been invoiced, the Seller agrees to remit payment to the applicable party promptly upon receipt of such invoice.

(d) No Termination Event or Unmatured Termination Event, as set forth in Exhibit V to the Receivables Purchase Agreement, shall have occurred and be continuing.

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SECTION 5. Amendment. The Seller, Servicer, Administrator, Purchaser Agent, LC Bank and Related Committed Purchaser hereby agree that the provisions and effectiveness of this Amendment shall apply to the Receivables Purchase Agreement as of the Amendment No. 4 Effective Date, provided, however, that the amendment in Section 2(a) and Section 2(g) of this Amendment shall apply to the Receivables Purchase Agreement as of the Assignment Effective Date. Except as amended by this Amendment, the Receivables Purchase Agreement remains unchanged and in full force and effect. This Amendment is a Transaction Document.

SECTION 6. Counterparts. This Amendment may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 7. Captions. The headings of the Sections of this Amendment are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions of this Amendment.

SECTION 8. Successors and Assigns. The terms of this Amendment shall be binding upon, and shall inure to the benefit of, Seller, Servicer, the Administrator, Purchaser Agent, LC Bank, Related Committed Purchaser and their respective successors and permitted assigns.

SECTION 9. Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 10. Governing Law and Jurisdiction. The provisions of the Receivables Purchase Agreement with respect to governing law, jurisdiction, and agent for service of process are incorporated in this Amendment by reference as if such provisions were set forth herein.

SECTION 11. Ratification of Performance Guarantee. After giving effect to this Amendment and the transactions contemplated by this Amendment, all of the provisions of the Performance Guaranty shall remain in full force and effect and VWR hereby ratifies and affirms the Performance Guaranty and acknowledges that the Performance Guaranty has continued and shall continue in full force and effect in accordance with its terms.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized officers as of the date first above written.

VWR RECEIVABLES FUNDING, LLC,
as Seller

By:	/s/ James M. Kalinovich
Name:	James M. Kalinovich
Title:	Vice President and Treasurer

S-1	Amendment No. 4 to RPA
VWR Receivables Funding, LLC

VWR INTERNATIONAL, LLC,
as Servicer

By:	/s/ James M. Kalinovich
Name:	James M. Kalinovich
Title:	Vice President and Treasurer

S-2	Amendment No. 4 to RPA
VWR Receivables Funding, LLC

PNC BANK, NATIONAL ASSOCIATION,
as Administrator, Purchaser Agent and Related Committed Purchaser

By:	/s/ Mark S. Falcione
Name:	Mark S. Falcione
Title:	Executive Vice President

S-3	Amendment No. 4 to RPA
VWR Receivables Funding, LLC

PNC BANK, NATIONAL ASSOCIATION,
as the LC Bank

By:	/s/ Mark S. Falcione
Name:	Mark S. Falcione
Title:	Executive Vice President

S-4	Amendment No. 4 to RPA
VWR Receivables Funding, LLC

Acknowledged and agreed to as of the date first written above:

VWR INTERNATIONAL, LLC, as Performance Guarantor

By:	/s/ James M. Kalinovich
Name:	James M. Kalinovich
Title:	Vice President and Treasurer

S-5	Amendment No. 4 to RPA
VWR Receivables Funding, LLC